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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                      GEORGIA BANK FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                      GEORGIA BANK FINANCIAL CORPORATION
                               3530 Wheeler Road
                            Augusta, Georgia 30909

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on April 19, 2000

TO THE SHAREHOLDERS OF GEORGIA BANK FINANCIAL CORPORATION:

     You are hereby notified that the 2000 Meeting of Shareholders (the "Annual Meeting") of Georgia Bank Financial Corporation, a Georgia corporation (the "Company"), will be held at the offices of the Company located at 3530 Wheeler Road, Augusta, Georgia on April 19, 2000, at 4:00 p.m., Eastern time for the following purposes:

     1. To elect ten (10) directors to serve for a term ending on the date of the 2001 Annual Meeting of Shareholders or until their respective successors shall have been elected and qualified;

     2. To transact such other business as may properly come before the Meeting or an adjournment thereof.

     Shareholders of record at the close of business on March 29, 2000, are the only shareholders entitled to notice of and to vote at the Annual Meeting.

                                 By Order of the Board of Directors

                                 /s/ Travers W. Paine III
                                 ------------------------
                                 Travers W. Paine III
                                 Corporate Secretary

Augusta, Georgia
March 29, 2000

     EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS.

                       GEORGIA BANK FINANCIAL CORPORATION
                               3530 Wheeler Road
                             Augusta, Georgia 30909

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 19, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Georgia Bank Financial Corporation (the "Company") to be held on April 19, 2000, at 4:00 p.m., Eastern time and at any adjournment thereof, for the purposes set forth in this Proxy Statement. The accompanying proxy is solicited by the Board of Directors of the Company. The Meeting will be held at the principal executive office of the Company located at 3530 Wheeler Road, Augusta, Georgia, 30909. This Proxy Statement and the accompanying Form of Proxy were first mailed to shareholders on or about March 29, 2000. The Company's 1999 Summary Annual Report to Shareholders and Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, accompany this Proxy Statement.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed March 29, 2000, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its common stock, par value $3.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 2,093,152 shares of the Common Stock held by approximately 720 shareholders of record, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of the Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against", as well as all abstentions (including votes to withhold in certain cases), will be counted.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS," and at the proxy holders' discretion on any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed proxy bearing a later date to the Company, or by attending the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Georgia Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

     The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians, and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock held in their names.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors, with the exact number to be determined by the Board of Directors, each having a term of office of one year and continuing thereafter until his or her successor has been elected and has qualified. The Board has established ten as the number of persons to constitute the Board of Directors for the coming year, and has nominated the following persons to serve for one year and until their successors are elected and qualified:

                                   Position with             Position with
      Name                 Age     the Company               the Bank (1)
      ----                 ---     -------------             -------------

William J. Badger           49     Director                  Director

R. Daniel Blanton           49     President, Chief          President, Chief
                                   Executive Officer         Executive Officer
                                   and Director              and Director

William P. Copenhaver       75     Director                  Director

Warren A. Daniel            52     Director                  Director

Edward G. Meybohm           56     Vice Chairman and         Chairman of the Board
                                   Director                  and Director

Travers W. Paine III        52     Corporate Secretary       Corporate Secretary
                                   and Director              and Director

Robert W. Pollard, Jr.      49     Chairman of the Board,    Vice Chairman and
                                   and Director              Director

Randolph R. Smith, M.D.     56     Director                  Director

Ronald L. Thigpen           48     Executive Vice President  Executive Vice President
                                   Chief Operating Officer   Chief Operating Officer
                                   and Director              and Director

John W. Trulock, Jr.        54     Director                  Director

-----------------------
(1) Georgia Bank & Trust Company of Augusta, the Company's commercial banking subsidiary (the "Bank").

     Each of the nominees is currently a director of the Company, and has been nominated by the Board to serve for an additional term. When properly executed and returned the enclosed Form of Proxy will be voted as specified thereon. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as the Company's existing Board of Directors may recommend. The Bylaws of the Company require that any nominee for election as a director not nominated by the Board be submitted to the Secretary of the Company,along with certain information about the nominee, not later than April 5, 2000. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TEN NOMINEES PREVIOUSLY NAMED.

          DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK


     No director or executive officer of the Bank or Company is related to any other director or executive officer, except that Robert W. Pollard, Jr. is the brother-in-law of R. Daniel Blanton. No director or executive officer currently serves as an officer or director of any other financial institution.

     All directors of the Company will serve until the next annual meeting of the shareholders of the Company or until their successors are elected and have qualified. Officers of the Company and the Bank serve at the pleasure of their respective Board of Directors.

     The following additional information has been supplied by the directors and officers of the Company and Bank.

     William J. Badger, a Director of the Bank and the Company since the organization of each (November 1988 and February 1992, respectively) has been the President of Howard Lumber Company, a dealer in building materials and supplies, since 1978. Prior to that time, he served as treasurer and worked in sales for the company. Mr. Badger received his Bachelor of Arts degree from the University of Georgia in 1972. He is active in the Kiwanis Club, the Construction Suppliers Association of Georgia, and the Augusta Builders Exchange.

     James G. Blanchard, Jr. was elected a Director of the Bank in 1996. Mr. Blanchard is a senior partner in the law firm of Fleming, Blanchard, Jackson, Ingram & Floyd, PC. He has actively practiced law since 1968. Mr. Blanchard is a native of Evans, Georgia, and graduated from Georgia Southern University. He received his law degree from the Cumberland School of Law at Samford University in Birmingham, Alabama. Mr. Blanchard was an organizing director of Georgia State Bank in 1970 and continued his service through the acquisition by Georgia Railroad Bank & Trust Company in 1986. He later served on the Board of Directors of Citizens Bank & Trust Company of Evans, Georgia. Mr. Blanchard serves as the attorney for the Columbia County Board of Education, Associate Judge of the Columbia County Juvenile Court and is City Attorney for the City of Grovetown, Georgia.

     J. Pierce Blanchard, Jr. began his service with the Bank in March, 1994 as Group Vice President and Columbia County Executive. In November, 1995 he was designated as Marketing Officer responsible for business development activities, branch administration and the overall marketing plan for the Bank. In October, 1997 Mr. Blanchard was elected Executive Vice President responsible for business development and branch administration. He was formerly employed as the President and Chief Executive Officer of Citizens Bank & Trust Company in Evans, Georgia, from 1989 until March, 1994. He also served with First Union National Bank and its predecessor, Georgia Railroad Bank & Trust Company from 1979 until 1989. Mr. Blanchard received his Bachelor of Business Administration degree from Georgia Southern University and is a graduate of the Georgia Banking School and the Graduate School of Banking of the South at Louisiana State University. He currently serves as a Director and member of the Executive Committee of the United Way of the CSRA, as member of the Board of Directors of the Private industry Council, Senior citizens Council of Greater Augusta, CSRA Development Companies, the Residential Care Facilities for the Elderly authority of Columbia County, Doctors Hospital of Augusta and Treasurer of the Shield Club of Greater Augusta.

     R. Daniel Blanton has been President and Chief Executive Officer of the Company and the Bank since October, 1997, and has been a Director of the Company since it was formed. He has been a Director of the Bank since June, 1990 and held the title of Executive Vice President and Senior Lending Officer of the Bank since it was organized until October, 1997. He was named Chief Operating Officer of the Company and the Bank in November, 1995. Mr. Blanton was Vice President of The Bank of Columbia County in Martinez, Georgia, from 1987 to 1988. From 1986 to 1987, he was self-employed as a real estate developer. He is the President and Owner of Summerville Land Co., Inc., a real estate development company operating in Richmond and Columbia Counties. From 1976 to 1986, Mr. Blanton served as the Senior Vice President and Senior Lending Officer of Georgia State Bank in Martinez, Georgia. A graduate of Georgia Military College, Mr. Blanton received his Bachelor of Science Degree from Clemson University in 1973 and received further training at the Georgia Banking School in 1982. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. He is past Chairman of the Board of Directors of the Family Y and serves on the board of CSRA Regional Development Companies and is a member of its Executive Loan Review Committee. Mr. Blanton is Chair of the Georgia Bankers Association Credit Committee and serves on the Board of Fore! Augusta Foundation, he is on the Board of Advisors of the Augusta Metro Chamber of Commerce and the Juvenile Diabetes Foundation, Augusta Chapter.

     W. Marshall Brown, a Director of the Bank since May, 1998, is a Financial Consultant with J. C. Bradford & Company in Augusta, Georgia. Mr. Brown previously served as Executive Vice President of NationsBank Corporation and President of NationsBank Richmond County from 1986-1997. He serves on The Board of Augusta State University Foundation. The Augusta Technical College Foundation, and is Chairman Elect of The Walton Rehabilitation Hospital Foundation. He also serves on the board of The Pinnacle Club and is a Trustee of the Tuttle Newton Home. He earned a Business Administration degree from Francis Marion University. He and his wife, Dianne, are members of Reid Memorial Presbyterian Church.

     William P. Copenhaver, a Director of the Company since its formation and a Director of the Bank since September, 1991, is a private investor and the retired Chairman of the Board and President of Columbia Nitrogen Corporation and Nipro, Inc., positions he held until 1991. Mr. Copenhaver is a graduate of Virginia Polytechnic Institute and State University and the Harvard University Business School. He currently serves on the Board of Directors of Thermal Ceramics, The Creel Foundation, Inc., the Greater Augusta Community Foundation, Inc. and the Pinnacle Club, Inc. A resident of Augusta since 1971, Mr. Copenhaver is a member of the Augusta National Golf Club, the West Lake and Augusta Country Clubs, and St. John's Methodist Church. Mr. Copenhaver previously served on the Board of Directors of Arcadian Corporation, Georgia Power, Laroche Chemical, Millhaven Corporation and the Southern Company.

     Warren A. Daniel, a Director of the Bank since July, 1990, has been an agent for Northwestern Mutual Life Insurance Company since 1978. He is also President of Group & Benefits Consultants, Inc. Prior to 1978, Mr. Daniel was a Loan Officer with SunTrust Bank in Augusta. He is a graduate of Richmond Academy in Augusta and received his Bachelor of Business Administration degree from the University of Georgia in 1970. Mr. Daniel's professional designations include Chartered Life Underwriter and Chartered Financial Consultant. He currently serves as a Director of Howard Lumber and is past Chairman of the Metro Augusta Chamber of Commerce and is active in other civic and business organizations.

     Patricia E. Leopard has served as Senior Vice President and Director of Marketing of the Company and Group Vice President and Director of Marketing of the Bank since October, 1997. She previously held the title of Chief Operations Officer. Mrs. Leopard has been with the Bank since its formation in 1988, having previously served as Vice President of First Union National Bank and its predecessor Georgia Railroad Bank, and was Senior Vice President of Georgia State Bank prior to its acquisition by Georgia Railroad Bank. A native of Augusta, she is a graduate of Aquinas High School and attended Augusta State University. Mrs. Leopard formerly served as State President of Financial Women International, President of the Augusta Chapter of the American Institute of Banking, Vice President and Board member of Safe Homes of Augusta, Inc., Ticket Chairman of the Augusta Invitational Rowing Regatta and Treasurer of the Augusta Junior Rowing Association. She currently serves as Chair-Person of the American Institute of Banking, Georgia Chapter. She is an honor graduate of the Georgia Bankers Association Operations School. Mrs. Leopard also serves on the Board of Directors of the March of Dimes and the Board of Directors and Executive Committee of the CSRA Partnership for Community Health, Inc.

     Dr. Shirley A. R. Lewis, a Director of the Bank since August, 1994, is the President of Paine College in Augusta, Georgia. She earned a Ph.D. in Education from Stanford University and M.S.W. and B.A. degrees from the University of California, Berkeley. She also holds a Certificate in African Studies from the joint program of the University of London and University of Ghana. Prior to assuming the Presidency at Paine College in 1994, Dr. Lewis served as Assistant General Secretary of the Black College Fund of the General Board of Higher Education and Ministry of the United Methodist Church in Nashville, Tennessee since 1986. She is a past member of the College of Education Planning Committee for the Africa University in Mutare, Zimbabwe. She is the author of numerous articles and research memoranda on higher education, language arts, historically black colleges and universities, and teacher training. Dr. Lewis participates in a variety of civic, educational and service activities including the United Negro College Fund, the Association of Governing Boards, and the National Association of Independent Colleges and Universities. She is a member of the Board of Directors of the Morris Museum and the Medical College of Georgia Research Institute, and she is a member of Augusta Rotary Club.

     Tom C. McLaughlin has served as Group Vice President and Senior Lending Officer of the Bank since October, 1997. He previously served as Senior Vice President and Commercial Loan Officer since 1993, and has been with the Bank since 1991. His career in the financial services industry began in 1970 with C.I.T. Financial in Augusta and continued with that firm until his employment with Georgia State Bank in December 1983. A native Augustan, Mr. McLaughlin attended public schools in Richmond County and graduated from Carlisle Military Academy in 1967. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1997. He is currently a member of the Kiwanis Club of Augusta.

     Edward G. Meybohm has served as Vice Chairman of the Company's Board of Directors since its formation and is the current Chairman of the Bank's Board of Directors and the Asset/Liability and Investment Committee of the Bank's Board. He has been the President of Meybohm Realty, Inc., a real estate brokerage firm, since 1977. Prior to 1977, Mr. Meybohm worked at Southern Finance Corporation, where he was employed from 1970. Mr. Meybohm, a native of Harlem, Georgia, received his Bachelor of Science degree in Education from Georgia Southern University in 1964. He served as a member of the Board of Directors of Georgia State Bank, Martinez, Georgia, from November 1983 through December 1985, when Georgia State Bank merged with Georgia Railroad Bank. Thereafter, Mr. Meybohm continued to serve on the Columbia County Advisory Board of Georgia Railroad Bank and its successor, First Union National Bank of Georgia, until his resignation in June, 1988. Mr. Meybohm is past President of the Georgia Association of Realtors, a past Chairman of the Metro Augusta Chamber of Commerce, a past member of the Georgia State Board of Education, and is active in other civic and business organizations. He is currently a member of the Board of Governors of Augusta Country Club.

     Grey B. Murray, a Director of the Bank since May, 1998, is a native of Augusta. He is graduate of Richmond Academy and Clemson University. He currently serves as President of United Brokerage Company, Inc. Mr. Murray has served on the University Hospital Foundation Board and attends St. Paul's Episcopal Church.

     Travers W. Paine III, a Director and Corporate Secretary of the Company since its formation and a Director and Corporate Secretary of the Bank since it was organized, is a partner in the law firm of Paine Little LLP, of Augusta. After graduating from Richmond Academy in Augusta, Mr. Paine received his Bachelor of Business Administration and Juris Doctor degrees from the University of Georgia in 1970 and 1973, respectively. Active in civic, business and professional organizations, he is a member of the Forum Committee on Health Law of the American Bar Association and the American Health Lawyers Association.
Mr. Paine is a member of the National Association of Bond Lawyers and is a former member of the City Council of Augusta. He is a member of the Board of Directors of numerous closely held companies and non-profit organizations, including Southmed Management, Inc., a medical consulting company, R. W. Allen & Associates, Inc., a construction company, and Lafayette Life Plans Corporation, a helathcare company providing long term care.

     Robert W. Pollard, Jr. has been a Director of the Company and the Bank since August, 1994. In April, 1995, he was elected Chairman of the Board of the Company and Vice Chairman of the Bank. He also serves as Chairman of the Executive Committee and Compensation Committee of the Company's Board. He is President of Pollard Lumber Company, Inc., a lumber manufacturer located in Appling, Georgia. He is a native of Appling, Georgia, and attended Harlem High School. He also attended the University of Georgia and received his Bachelor of Science degree in Forest Resources. Mr. Pollard has served on the Board of Directors of the Southeastern Lumber Manufacturers Association, the Georgia
Forestry Association and as Chairman of the Southern Timber Council.   He
currently serves on the Board of Trustees of Westminster Schools and is a member and Deacon of Kiokee Baptist Church in Appling.

     Larry S. Prather, a Director of the Bank since January 1, 1993, was previously an organizer and member of the Board of Directors of FCS Financial Corporation and First Columbia Bank. He has been self-employed as the President and owner of Prather Construction Company, Inc., a utility and grading contractor, for the past twenty-six years. A native of Columbia County, Mr. Prather has served as a member of the Columbia County Board of Education and as Chairman of the Columbia County Board of Commissioners. He is also a past Chairman of Columbia County Development Authority and continues to serve as a member of the Authority. Mr. Prather is a graduate of Harlem High School and the University of Georgia where he received a Bachelor of Science degree in Business Administration.

     Milton Ruben, a Director of the Bank since November, 1998, has operated various automobile dealerships in Augusta since 1979 and currently owns Milton Ruben Chevrolet, Inc. He is a member of the National Automobile Dealers Association, the Augusta Automobile Dealers Association, and the Georgia Automobile Dealers Association. He serves as Treasurer for both the CSRA Chevrolet Advertising Association and the Peach States Life Insurance Company. Mr. Ruben is a former Zone Representative for the Chevrolet Dealer Council and now serves as Zone Representative for the Jeep Dealer Council. Since 1992, he has served on the Board of Directors of Chrysler/Plymouth/Jeep Southeast Ad Association. Mr. Ruben holds a Bachelor of Business Administration from Tulane University and a Master of Accountancy With Distinction from the University of Georgia. Mr. Ruben previously served on the Board of Directors of the Jewish Community Center, the Greater Augusta Chamber of Commerce and the University Hospital Foundation.

     James W. Smith, Jr. has been a Director of the Bank since May, 1998. He is a native Augustan. He is a graduate of Richmond Academy and the General Motors Training Center. He is the owner of Smitty's Auto Service/Smith Tire Company located on Gordon Highway. He retired in 1996 from his auto service operation which was founded in 1936 and is now a third generation family business. He has served as President of the Automotive Service Association of Georgia and is past Treasurer of Automotive Air Group National. Mr. Smith was the recipient of the 1995 Optimist Club's Service to Mankind Award, the 1996 Automotive Air Group National Man of the Year Award and 1997 Augusta Clean and Beautiful Visionary Award. Mr. Smith serves on the Board of Directors of the Metro Augusta Chamber of Commerce as well as the University Hospital Authority and University Research Board. He is President of Greater Augusta Progress, Inc. as well as founder of Richmond County's Pride and Progress Committee, a member of the Hephzibah Agricultural Club, the Christian Business Mens Club and Augusta South Rotary.
He is a member of Hillcrest Baptist Church and serves as Brotherhood Director and serves on the Church Council and the Budget and Finance Committee.

     Randolph R. Smith, M.D. has been a Director of the Bank and Company since each was organized and serves as Chairman of the Audit Committee of the Company's Board. Dr. Smith is a specialist in plastic and reconstructive surgery and a member of the medical staff of University Hospital in Augusta where he has served as Chief of Staff and a member of the hospital's Board of Trustees. He has practiced medicine in the Augusta area since 1978. Prior to that time, Dr. Smith served his residency at the Medical College of Georgia in Augusta and Duke University. He graduated from Richmond Academy in Augusta, received his Bachelor of Science Degree from Clemson University in 1966 and his M.D. degree from the Medical College of Georgia in 1970. Dr. Smith was awarded an honorary doctorate from Clemson in 1997 for his volunteer services in developing countries. Dr. Smith is an Augusta, Georgia native and is active in civic and professional associations and has received The Book of Golden Deeds Award from The Exchange Club of Augusta, The Paul Harris Fellowship award by the Rotary Club of Augusta, the Civic Endeavor Award by the Richmond County Medical Society and the Jack A. Raines Humanitarian Award presented by the Medical Association of Georgia for 1999. He currently serves as Senior Warden at St. Paul's Episcopal Church.

     Edward J. Tarver, a Director of the Bank since May, 1998, is a partner in the law firm of Hull, Towill, Norman, Barrett & Salley in Augusta, Georgia. He graduated from Augusta State University and received his J. D. degree in 1997 from the University of Georgia. Mr. Tarver is Chairman Elect of the Augusta Metro Chamber of Commerce and Chairman of the Board of Trustees of the Leadership Georgia Foundation. Mr. Tarver serves as Director on the Boards of the Southeastern Natural Sciences Academy, the University of Georgia National Alumni Association and the Augusta Chapter of the American Red Cross. He is past President, legal counsel and current member of the Board of Directors of the East Georgia Easter Seal Society. He also serves as a member of the Board of directors and legal counsel for the Southeastern Technology Center, Inc. He is past Chairman of the St. John Towers Advisory Board, and serves on the Augusta-Richmond county General Aviation Commission. Mr. Tarver serves on the Attorney Advisory Committee for the U.S. District Court for Southern District of Georgia and is an active member of the Georgia Bar Association. As an active member of the Augusta Bar Association, he has served on the Executive Committee, the Law Day Committee and the Admissions Committee. He is a member of the Augusta Exchange Club. Mr. Tarver is a member of Aldersgate United Methodist Church in Augusta.

     Ronald L. Thigpen has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since October, 1997, having joined the Company and the Bank as Chief Financial Officer upon the acquisition of FCS Financial Corporation in December, 1992. He was elected to the Board of Directors of both the Company and the Bank in April, 1995. He was previously employed as the President and Chief Executive Officer of FCS Financial Corporation and First Columbia Bank from January, 1991 to December, 1992. From 1971 through 1990, Mr. Thigpen served First Union National Bank, and its predecessors Georgia Railroad Bank and Central Bank of Georgia, in a variety of positions in Augusta, Macon, and Columbus, Georgia. He received his Bachelor of Business Administration degree from Augusta State University in 1973 and is a 1980 graduate of the Graduate School of Retail Bank Management at the University of Virginia. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. He is a member of the Board of Directors of the University Health Care Foundation and the Golden Harvest Food Bank. Mr. Thigpen is Chairman of the Development Authority of Columbia County and also serves on the national Board of Directors of the Financial Managers Society, headquartered in Chicago, Illinois. Mr. Thigpen is immediate past-President of the Rotary Club of Columbia County and a member of the Hephzibah Agricultural Club. He is a member of Wesley United Methodist Church and serves as Chairman of the Trustees.

     Mr. John W. Trulock, Jr., a Director of the Company and the Bank since April, 1995, is a native Augustan. He attended Augusta State University and is a graduate of the University of Georgia, Athens, Georgia. Mr. Trulock has served as an agent for Massachusetts Mutual Life Insurance Company in Augusta since 1981. Mr. Trulock is a past President of the Exchange Club of Augusta, the Augusta State University Alumni Association, Garden City Lions Club, and Boys Club of Augusta as well as past Chairman of the Augusta State University Foundation. He is a member of Covenant Presbyterian Church where he has served as Deacon, Elder, and Trustee.

                             DIRECTOR COMPENSATION

     Directors of the Company and the Bank who are not employees of the Company or the Bank receive a fee for their service on the Boards of the Company and the Bank equal to $100 for each such Board meeting attended. In addition, non-employee Directors are paid a $100 fee for each Company or Bank Board committee meeting attended. Directors who are Company or Bank employees receive no compensation for their service on the Company and Bank Boards or their committees.


                       COMPENSATION OF EXECUTIVE OFFICERS

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers who receive more than $100,000 in compensation. For purposes hereof, only Mr. R. Daniel Blanton, the Company's Chief Executive Officer and Mr. Ronald
L. Thigpen, the Company's Chief Operating Officer are compensated at this level. The disclosure requirements includes the use of tables and a report explaining the rationale and considerations that led to executive compensation decisions. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement in response to those requirements.

     The Compensation Committee recommends to the Company Board of Directors payment amounts and bonus award levels for executive officers of the Company and the Bank. The following report reflects the compensation philosophy of the Company and the Bank as endorsed by the Company's Board of Directors and the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the compensation table.

                         COMPENSATION COMMITTEE REPORT

Overview

     The Compensation Committee is composed entirely of individuals who are outside directors and functions as a joint committee of the Company and Bank Board of Directors. The Compensation Committee fully supports the Company's philosophy that the relationship between pay and individual performance is fundamental to a compensation program. Pay for performance relating to executive officer compensation is composed of base salary, annual cash incentives and long-term stock appreciation rights. The administration of executive officer compensation is based not only on individual performance and contributions, but also total Company performance relative to profitability measures and shareholder interests. The Compensation Committee makes recommendations to the Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. The Compensation Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees and uses an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. The peer group that the Company analyzes in determining officer and employee compensation is similarly situated banking organizations in the Southeast ranging in asset size of $300 million to $500 million and other banks that are direct competitors with the Company in its markets.

Base Salary and Increases

     In establishing executive officer salaries and increases, the Compensation Committee considers individual performance, the relationship of base pay to the existing salary market and increases in responsibility. The decision to increase base pay is recommended by the chief executive officer and considered and recommended to the full Board by the Compensation Committee. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

     The Company's general philosophy is to provide base pay competitive with other banks and bank holding companies of similar size in the Southeast.

     The Compensation Committee formally reviews the compensation paid to executive officers in January of each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability of the Company as compared to the Company's financial performance objectives, and the individual performance.

Annual Cash Incentives

     In 1997, the Company implemented an annual cash incentive program for officers and key managers. The Company utilizes cash incentives to better align pay with individual and Company performance. Funding for the cash incentives is dependent on the Company attaining performance thresholds for earnings per share. The performance objectives promote a group effort by all officers and key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations of the Chief Executive Officer, may consider and recommend to the full Board awards to those officers and key managers who have made superior contributions to Company profitability as measured and reported against the performance goals established at the beginning of the year. This philosophy will better control overall expenses associated with salary increases by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Over time, an increasing amount of the total earnings of all officers and key manager will be based on incentive compensation as opposed to automatic increases in base salaries. Market information regarding salaries is used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Long-Term Incentive

     The Company established in 1997, a Long-Term Incentive Plan designed to motivate sustained high levels of individual performance and align the interests of key officers with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon recommendation by the Chief Executive Officer, and subject to approval by the Compensation Committee, stock appreciation rights may be awarded annually to those key officers whose performance during the year has made a significant contribution to the Company's long-term growth. Generally, stock appreciation rights are not grants or issuances of Company stock, but rather constitute a right to receive an amount of money in the future that is based upon the appreciation in the market value of the Company's common stock. Stock appreciation rights awarded in 1997 totaled 31,627 shares at a base price of $15.435 per share. The value of the stock appreciation rights are established at the end of a five-year period and the grantee vests in such rights value over a ten year period. This ten year vesting period is intended to promote long-term employment and continued contribution by those key officers. No stock appreciation rights were awarded in 1998. In 1999, the Company awarded 9,486 shares at a base price of $23.913 per share. All base prices per share and rights amounts have been adjusted to reflect the 15% stock dividend paid by the Company on August 28, 1999.

1999 Performance; Chief Executive Officer Compensation

     The Company's performance for the most recent five-year period has improved each year, and the Company met or exceeded its asset growth and profitability goals for 1999. In addition, the Company continued to excel in non-financial performance areas, as the Company successfully addressed its policy objectives relating to customers, employees and communities.

     Mr. Blanton's compensation awards in 1999 were based upon the Compensation Committee's assessment of the Company's financial and non-financial performance and Mr. Blanton's individual performance. Mr. Blanton was named President and Chief Executive Officer of the Company and Bank in October, 1997. Prior to being named Chief Executive Officer, Mr. Blanton served as Executive Vice President and Chief Operating Officer of the Company and Bank. Based on Mr. Blanton's responsibilities, achievement and performance, the Company's performance and the compensation paid to chief executive officers of peer banks and bank holding companies, Mr. Blanton received a salary of $140,000 in 1999. In addition, based on the factors discussed herein, Mr. Blanton earned a cash incentive payment of $44,660 for 1999. The Board of Directors also awarded Mr. Blanton a cash bonus of $38,000 as a result of the gain the Company realized from its equity investment in Towne Services, Inc. In 1997, the Board of Directors of the Company, based upon the recommendation of the Compensation Committee, awarded Mr. Blanton 5,750 stock appreciation rights.

$1 Million Deduction Limit

     At this time, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(m) of the Internal Revenue Code of 1986. As a result, the Compensation Committee has not established a policy regarding this limit.

Employment and Severance Contracts

     Neither the Company nor the Bank presently has any employment or severance contracts with any of its officers or employees.

Summary

     In summary, the Compensation Committee believes that the compensation program of the Company is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for superior individual, Company and share value performance. The compensation program incorporates a shareholder point of view in several different ways. The Compensation Committee monitors the various guidelines that make up the program and may adjust them, as it deems appropriate to continue to meet Company and shareholder objectives.

     Robert W. Pollard, Jr., Chairman        Marshall A Brown              William P. Copenhaver
     E. G. Meybohm                           Warren A. Daniel     Travers W. Paine, III


                           Summary Compensation Table
                              Annual Compensation

                                                                                Long Term
                                           Annual Compensation                 Compensation
                                           -------------------                 ------------
                                                                                  Awards
                                                                               ------------
                                                                                Securities
       Name and                                                                 Underlying          All Other
  Principal Position             Year      Salary             Bonus               SARs (#)       Compensation(7)
--------------------------     --------  ----------       ---------------      ------------      ---------------
R. Daniel Blanton                1999     $140,000           $82,660(1)              -0-              $6,400
   President &                   1998      120,000            34,800(2)              -0-               6,300
  Chief Executive Officer        1997      112,044            22,409(3)            5,000               3,600

Ronald L. Thigpen                1999     $120,000           $76,280(4)              -0-              $6,400
 Executive Vice President &      1998      100,000            29,000(5)              -0-               5,291
  Chief Operating Officer        1997       90,727            18,145(6)            5,000               3,000

________________________
(1) A bonus of $38,000 was paid to Mr. Blanton based upon the gain in the equity investment in Towne Services, Inc. and a cash incentive of $44,660 was paid relating to 1999 performance objectives.
(2) This cash incentive amount was paid to Mr. Blanton in February 1999 relating to 1998 performance objectives.
(3) This cash incentive amount was paid in February 1998 relating to 1997 performance objectives.
(4) A bonus of $38,000 was paid to Mr. Thigpen based upon the gain in the equity investment in Towne Services, Inc. and a cash incentive of $38,280 was paid relating to 1999 performance objectives.
(5) This cash incentive amount was paid to Mr. Thigpen in February 1999 relating to 1998 performance objectives.
(6) This cash incentive amount was paid in February 1998 relating to 1997 performance objectives
(7) Reflects the annual 401(k) contribution of the Company.

                     Aggregated Fiscal Year-End SAR Values


                                           Number of Securities Underlying            Value of Unexercised
                                           Unexercised SARs at FY-End (#)             SARs at FY-End ($)
Name                                       Exercisable/Unexercisable                  Exercisable/Unexercisable (1)
--------------------------------------------------------------------------------------------------------------------
R. Daniel Blanton
  President &                                           0/5,750                              $0/54,999
  Chief Executive Officer

Ronald L. Thigpen
  Executive Vice President &                            0/5,750                              $0/54,999
  Chief Operating Officer

(1) Value is calculated as the difference between the market price of a share of Company Common Stock on December 31, 1999 ($25.00 per share) and the Base Price of the SARs ($15.435 per share) as adjusted for the 15% stock dividend paid by the Company on August 28, 1999.

                                 BENEFIT PLANS

  The Bank has an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the Plan, participating employees may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. The Bank has the obligation under the Plan to make an annual contribution of 3% of annual compensation of all eligible employees. The Bank has the option to make additional annual discretionary contributions to the Plan. For the year ended December 31, 1999, the Bank contributed $166,229 to the Plan, which represented 4% of the annual compensation of all eligible employees.

  In 1997, the Company established a Long-Term Incentive Plan designed to motivate and sustain high levels of individual performance and align the interests of key officers with those of shareholders by rewarding capital appreciation and earnings growth. Stock appreciation rights may be awarded annually to those key officers whose performance during the year has made a significant contribution to the Company's growth. It is anticipated that the future performance of those individuals awarded stock appreciation rights will continue to contribute to the Company's long-term growth. Participation in the Long-Term Incentive Plan replaced participation in the non-qualified deferred bonus plan for those key officers who were awarded stock appreciation rights. Stock appreciation rights awarded in 1997 totaled 31,627 shares at a base price of $15.435 per share. No stock appreciation rights were awarded during 1998. In 1999, the Company awarded 9,486 shares at a base price of $23.913. All base prices per share and rights amounts have been adjusted to reflect the 15% stock dividend paid by the Company on August 28, 1999.

  No stock options have ever been issued to, or exercised by or held by any director or officer of the Company or Bank.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of March 1, 2000, with respect to the directors, executive officers and certain other members of the Company's and Bank's management and any shareholder of the Company known to the Company to own 5% or more of the Company's Common Stock:


                                                Position(s) with the Company          Number of Shares         Percentage of
Name and Address                                      and the Bank (1)              Beneficially Owned (2)     Ownership (3)
------------------------------------            ----------------------------------------------------------------------------
William J. Badger                               Director                            24,337                         1.16%
P. O. Box 1039
Evans, Georgia 30809

J. Pierce Blanchard, Jr.                        Executive Vice                       1,507(4)                      0.07%
3530 Wheeler Road                               President -
Augusta, Georgia 30909                          Branch Administration
                                                of the Bank

James G. Blanchard, Jr.                         Director of the Bank                21,440(5)                      1.02%
461 Greene Street
Augusta, Georgia  30901

R. Daniel Blanton                               Director, President and            164,422(6)                      7.86%
3530 Wheeler Road                               Chief
 Augusta, Georgia 30909                         Executive Officer

W. Marshall Brown                               Director of the Bank                 2,061                         0.10%
633 Berckman Road
Augusta, Georgia  30904

William P. Copenhaver                           Director                            20,841                         1.00%
3531 Interlachen Road
Martinez, Georgia 30907

Warren A. Daniel                                Director of the Bank                10,464(7)                      0.50%
P. O. Box 14445
Augusta, Georgia 30919

Patricia E. Leopard                             Senior Vice President               10,210(8)                      0.49%
 3530 Wheeler Road                              and Director of
 Augusta, Georgia 30909                         Marketing of the
                                                Company and Group Vice
                                                President and Director
                                                of Marketing of the Bank

Dr. Shirley A. R. Lewis                         Director of the Bank                   - -                          - -
 1235 Fifteenth Street
Augusta, Georgia 30901

Tom C. McLaughlin                               Group Vice President                   962                         0.05%
3530 Wheeler Road                               and Senior Lending
Augusta, Georgia 30909                          Officer of the Bank



Edward G. Meybohm                               Vice Chairman of the               100,796(9)                      4.82%
3519 Wheeler Road                               Board of the Company
 Augusta, Georgia 30909                         and Chairman of the
                                                Board of the Bank


Grey B. Murray                                  Director of the Bank                   575                         0.03%
496 Laney-Walker Blvd.
Augusta, Georgia  30901

Travers W. Paine III                            Corporate Secretary                 32,784(10)                     1.57%
945 Broad Street                                and Director
Suite 220
Augusta, Georgia 30901

Robert W. Pollard, Jr.                          Chairman of the Board              177,237(11)                     8.47%
5863 Washington Road                            of the Company, Vice
Appling, Georgia 30802                          Chairman of the Board
                                                of the Bank


Larry S. Prather                                Director of the Bank                11,305(12)                     0.54%
302 Louisville Street
Harlem, Georgia 30907

Milton Ruben                                    Director of the Bank                 1,150                         0.05%
3514 Washington Road
Augusta, Georgia  30907

James W. Smith, Jr.                             Director of  the Bank                  460                         0.02%
1423/1417 Gordon Highway
Augusta, Georgia  30901

Randolph R. Smith, MD                           Director                           114,440(13)                     5.47%
811 Thirteenth Street
Suite 28, Bldg. 3
Augusta, Georgia 30901

Edward J. Tarver                                Director of the Bank                   - -                          - -
700 SunTrust Bank Building
801 Broad Street
Augusta, Georgia  30901

Ronald L. Thigpen                               Director, Executive                  7,096(14)                     0.34%
 3530 Wheeler Road                              Vice President and
Augusta, Georgia 30909                          Chief Operating Officer


John W. Trulock, Jr.                            Director                               451                          .02%
5-B George C. Wilson Court
Augusta, Georgia  30909

All executive officers and directors                                               702,558                        33.56%
of the Company and Bank as a group
 (21 persons)

Other Beneficial Owners of Greater than 5% of the Company's Common Stock
------------------------------------------------------------------------

Jennie F. Pollard                                                                  367,115                        17.54%
5795 Washington Road
Appling, GA  30802

Levi A. Pollard                                                                    146,005(15)                     6.98%
3310 Scotts Ferry Road
Appling, Georgia 30802

------------------------------------------
1. Each person holds the offices and directorships listed with both the Company and the Bank unless otherwise noted.
2. Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.
3. Based on 2,093,152 shares issued and outstanding. There are no options to purchase the Common Stock outstanding.
4. Includes 1,355 shares held in Mr. Blanchard's IRA and 152 shares held jointly with Mr. Blanchard's wife.
5. Includes 16,949 shares in a Profit Sharing Plan of which Mr. Blanchard is a beneficiary, 2,202 shares in Mr. Blanchard's wife in an IRA, 529 shares held jointly with Mr. Blanchard's wife and 1760 shares held in his IRA.
6. Includes 4,283 shares held in Mr. Blanton's IRA, 70,921 shares held by Mr. Blanton's wife, 2,709 shares held jointly with Mr. Blanton's wife, 34,589 shares held in trust by Mr. Blanton's wife, as trustee, for their minor children, and 2,824 shares held in Mr. Blanton's children's name.
7.  Includes 2,645 shares held in Mr. Daniel's IRA.
8. Includes 9,406 shares held by Mrs. Leopard's husband, mother and children, 402 shares held in Mrs. Leopard's husband's IRA and 402 shares held in Mrs. Leopard's IRA.
9. Includes 1,207 in an IRA and 25,259 shares owned by a pension and profit sharing plan as to which Mr. Meybohm is a beneficiary.
10. Includes 1,454 shares held by Mr. Paine's wife, 1,642 shares held by his minor children, 11,034 shares held by Mr. Paine in his IRA and 1,150 shares held in Augusta Green Inc.
11. Includes 1,408 shares held by Mr. Pollard's wife and 43,625shares held in trust for their minor children, 638 shares held by Mr. Pollard's child, and 4,624 shares held in Mr. Pollard's IRA.
12. Includes 1,150 shares held in an IRA, 6,388 shares held by Prather Construction Co. Profit Sharing Plan, as to which Mr. Prather is a trustee and beneficiary.
13. Includes 28,554 shares held in a pension and profit sharing plan as to which Dr. Smith is a beneficiary.
14. Includes 4,396 shares held in Mr. Thigpen's IRA and 460 shares held jointly with Mr. Thigpen's wife.
15. Includes 17,825 shares held in trust for Mr. Pollard's children.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company and the Bank have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors and officers of the Company and Bank and their related interests, including corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risk of collectability nor present other unfavorable features to the Company or the Bank.

   Loans outstanding to officers, directors and affiliates totaled $6,264,539 and aggregated 21.0% of the Company's shareholders' equity at December 31, 1999. Deposit accounts with officers, directors and affiliates of the Company and the Bank totaled $4,745,489 at December 31, 1999.

   The law firm of Paine Little LLP, in which Mr. Paine is a partner, serves as legal counsel to the Company and Bank in connection with a variety of matters. Such services have been, and will continue to be, provided at rates less than or equal to the prevailing rates in the Augusta area for comparable services from unrelated parties. This representation has been approved by the Board of Directors of the Company and Bank, with Mr. Paine abstaining.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Company's Board of Directors has an Executive Committee, Audit Committee, and Compensation Committee.

   The Executive Committee is responsible for making recommendations to the Board on a variety of matters, including the nomination of individuals for election to the Company's Board of Directors. During 1998, the Executive Committee's members included: Robert W. Pollard, Jr., Chairman, R. Daniel Blanton, William P. Copenhaver, Edward G. Meybohm, Travers W. Paine III, Dr. Randolph R. Smith and Ronald L. Thigpen. The Executive Committee held four meetings during 1999.

   The Audit Committee meets, at a minimum, quarterly prior to the regular Bank Board meeting and functions as a joint committee of the Company and the Bank. The Company's internal auditor meets with this Committee and presents a report. The Chairman of the Audit Committee makes a report to the full Board of Directors at the next scheduled meeting. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee recommends to the Board the appointment of the Company's independent auditors for the next fiscal year, reviews and approves the internal auditors audit program, and reviews with the independent auditors the results of the annual audit and management's response thereto. During 1999, the Company's Audit Committee members were Dr. Randolph R. Smith, Chairman, William J. Badger, James
G. Blanchard, Jr., W. Marshall Brown, Edward J. Tarver and John W. Trulock, Jr. Robert W. Pollard, Jr. and E. G. Meybohm are Ex-Officio members. The Audit Committee met four times during 1999.

   The Compensation Committee is responsible for making recommendations to the Company Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. This Committee also functions as a joint committee of both the Company and Bank Boards of Directors. This Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. During 1999, the Compensation Committee was comprised of the following members: Robert W. Pollard, Jr., Chairman, William P. Copenhaver, Warren A. Daniel and E. G. Meybohm. The Compensation Committee held three meetings during 1999. See "Compensation Committee Report."

   The full Board of Directors of the Company held five meetings, and the Board of Directors of the Bank held twelve meetings, during the year ended December 31, 1999. All of the Directors of the Company attended at least 75% of such meetings and the meetings of each committee on which they served.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file reports of initial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission.
Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied within a timely manner.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the fiscal year ended December 31, 1999. KPMG LLP has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

   Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders should be submitted to the Secretary of the Company by certified mail, return receipt requested, and must be received by the Company at its offices in Augusta, Georgia, on or before November 30, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.


                                 OTHER MATTERS

   Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment. Pursuant to Section 2.13 of the Company's Bylaws, any matter to be presented for action other than those approved by the Board of Directors, the Chairman of the Board or the President must be submitted to the Secretary of the Company by April 5, 2000.

   A copy of the Company's 1999 Annual Report on Form 10-KSB is included herewith and is also available without charge (except for exhibits) upon written request to Georgia Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

                                        By Order of the Board of Directors

                                        /s/ Travers W. Paine III
                                        ------------------------
Augusta, Georgia                        Travers W. Paine III
March 29, 2000                          Corporate Secretary

                       GEORGIA BANK FINANCIAL CORPORATION
                               3530 Wheeler Road
                             Augusta, Georgia 30909
                               PROXY SOLICITED BY
          THE BOARD OF DIRECTORS OF GEORGIA BANK FINANCIAL CORPORATION
                   FORTHE 2000 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2000

   The undersigned hereby appoints J. Pierce Blanchard, Jr. and Patricia E. Leopard, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the 2000 Annual Meeting of Shareholders of Georgia Bank Financial Corporation to be held at 4:00 p.m., on April 19, 2000 at the principal offices of the Company, 3530 Wheeler Road, Augusta, Georgia, or at any adjournment thereof.

   (1)  Election of Directors:

         [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY TO VOTE
             (except as marked to the contrary)           for all nominees listed below:
   William J. Badger            Warren A. Daniel                   Travers W. Paine III
   R. Daniel Blanton            Robert W. Pollard, Jr.             Randolph R. Smith, M.D.
   William P. Copenhaver        E. G. Meybohm                      Ronald L. Thigpen
                                                                   John W. Trulock, Jr.

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name)

                              CONTINUED ON REVERSE




   (2) In their discretion, upon such other matters as may properly come before the meeting.
              [ ] FOR          [ ]AGAINST            [ ] ABSTAIN

   This proxy will be voted in accordance with the direction of the undersigned as marked. If no direction is given, this proxy will be voted "FOR" the nominees listed.

                                        Dated:___________________________, 2000

                                        _______________________________________

                                        _______________________________________
                                        Signature(s) of Shareholder
                                        Please sign exactly as name appears
                                        hereon. If shares are held jointly each
                                        shareholder should sign. Agents,
                                        executors, administrators, guardi-ans,
                                        trustees, etc. should use full title. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

  Please fill in, date and sign the proxy and return in the enclosed postpaid envelope.